Exhibit 99.2

THOMSON REUTERS STREETEVENTS EDITED TRANSCRIPT SAFM - Q3 2019 Sanderson Farms Inc Earnings Call EVENT DATE/TIME: AUGUST 29, 2019 / 3:00PM GMT

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

CORPORATE  PARTICIPANTS

D. Michael Cockrell Sanderson Farms, Inc. - CFO, Treasurer & Director

Joe F. Sanderson Sanderson Farms, Inc. - Chairman & CEO

Lampkin Butts Sanderson Farms, Inc. - President, COO & Director

CONFERENCE  CALL  PARTICIPANTS

Adam L. Samuelson Goldman Sachs Group Inc., Research Division - Equity Analyst

Benjamin M. Theurer Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Benjamin Shelton Bienvenu Stephens Inc., Research Division - MD

Eric Jon Larson The Buckingham Research Group Incorporated - Analyst

Heather Lynn Jones Heather Jones Research LLC - Founder

Michael Leith Piken Cleveland Research Company - Equity Analyst

PRESENTATION

Operator

Good day, and welcome to the Sanderson Farms, Inc. Third Quarter Fiscal 2019 Conference Call. Today’s call is being recorded.

And at this time, for opening remarks and introductions, I would like to turn the call over to Mr. Joe Sanderson. Please go ahead.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you. Good morning, and welcome to Sanderson Farms’ Third Quarter Conference Call. Lampkin Butts and Mike Cockrell are with me this morning. We reported net income for our third fiscal quarter of $53.4 million or $2.41 per share, this compares to net income of $11.5 million or $0.50 per share during last year’s third quarter.

Net income during the quarter reflects the accrual of probable liability for a contribution to our ESOP of $2.7 million before income tax or $0.10 per share net of income tax.

I will begin this morning’s call with a few general comments before turning the call over to Lampkin and Mike. Before making any further comments, I will ask Mike to give the cautionary statement regarding forward-looking statements.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Joe, and good morning, everyone. This morning’s call will contain forward-looking statements about the business, financial condition and prospects of the company. Examples of forward-looking statements include statements of our beliefs about future grain and fresh chicken prices, consumer demand, production levels, the supply of fresh chicken products or economic conditions and our expansion plans. The actual performance of the company could differ materially from that indicated by the forward-looking statements because of various risks and uncertainties. Those risks and uncertainties are described in our annual report on Form 10-K for the fiscal year ended October 31, 2018.

I caution you not to place undue reliance on forward-looking statements made this morning, as each such statement speaks only as of today. We undertake no obligation to update or to revise forward-looking statements. External factors affecting our business such as feed grain costs, market prices for poultry meat and the overall health of the economy among others, are volatile, and our view this morning might be very different from our view a few days from now.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Thank you, Mike. Similar to last year’s third fiscal quarter, this year’s third fiscal quarter results reflect significant counter-seasonal weakness in market prices for boneless breast meat produced at our plants processing larger birds for food service customers. Fortunately, market prices for other products produced at our food service plants were higher than last year and reflected good demand during the quarter. Average market prices for dark meat, jumbo wings and chicken tenders were all higher than average of the same period a year ago. Realized prices for tray pack products produced for retail grocery store customers were slightly higher than a year ago and continue to reflect balanced supply and demand dynamics.

Overall, poultry market prices were higher by $0.06 per pound sold or 8.5% compared to last year’s third fiscal quarter. While the overall supply of big bird boneless breast meat is up only slightly, demand is weak. We believe the counter-seasonal decline in market prices for the second straight year is due at least in part to an abundant supply of competing proteins.

We normally expect strong chicken demand during our third quarter. And while we have seen some promotional activity for chicken and food service, it wasn’t enough to support boneless breast meat prices at historical levels. Market prices for tray pack products sold to retail grocery stores held up better during the quarter. And while we saw more promotional activity than last year, we haven’t seen the volume of future activity we normally see during the summer months.

On the other hand, export demand has been good and demand for wings held up well during the summer. As a result, market prices for the other products produced at our food service plants averaged higher than last year.

Our chicken supply outlook for the balance of this calendar quarter is consistent with USDA’s estimate of 1.7% increase in chicken production during calendar 2019. Through June, the USDA reports that fewer than 1% more head were processed. Live weights are up 0.3% from a year ago and total ready to cook pounds were up 1.1%.

With respect to calendar - to the next calendar year, our view is in line with USDA’s estimate of 1.1% more chicken production during calendar 2020. The USDA published a highly anticipated supply and demand report for grain on August 12. Given the weather delayed planting season in The United States, most were expecting the USDA to significantly lower estimate - its estimate of planted corn acres and to increase soy acres. Instead, the 82 million harvested acres estimated for corn was actually higher than its previous estimate. When applied to an estimated 169.5 bushel per acre yield, production of corn is estimated to be just under 14 billion bushels. And when offset by lower demand estimates, the stocks-to-use ratio at the end of the new crop year actually increases to 15.4%.

Market prices for corn sale following the report and future prices are now trading off this report at levels similar to fiscal 2019. The USDA took down its estimate of soy acres, but maintained its estimated yield of 48.5 bushels per acre. Because of the near-record high supply of soy from last year, the estimated stocks-to-use ratio at the end of the new crop year remains very comfortable at 18.8%.

We have priced our grain needs for the balance of this fiscal year. Based on these purchases, we expect our grain cost to be approximately $32 million lower this fiscal year than last fiscal year. These lower costs would translate into relatively flat feed cost per pound of chicken processed this fiscal year compared to last fiscal year.

We have priced only a very small portion of our fiscal 2020 needs at this time.

Looking solely at the Chicago Board of Trade prices for grain, we could actually price 2020 needs at board prices very sooner to 2019. Soy meal basis is also very close to 2019 values, however, corn basis quotes are currently $0.20 per bushel higher in what we paid for corn basis in 2019.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

My view is if farmers are reluctant to sell their new crop at current values when they are convinced, the USDA supply estimates are inflated. Until they become more willing sellers, corn basis quotes are going to remain high. Our progress continues in Tyler where we have reached 50% capacity, and we expect to reach full capacity during the second fiscal quarter of 2020.

At this point, I’ll turn the call over to Lampkin for a more detailed discussion of the market and our operations during the third quarter.

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Thank you, Joe, and good morning, everyone. Overall, market prices for poultry products were higher during the quarter compared to our third quarter last year. Average retail tray pack prices during our third quarter were slightly higher when compared to our third quarter of 2018 as a result of improved mix. Sequentially, prices were lower by $0.0033 per pound. Pricing continues to reflect a relatively balanced supply demand environment for chicken in retail grocery stores.

Market prices for production at big bird plants were higher. Both leg quarter prices were up for the quarter compared to last year’s third quarter, increasing 17.1%. Through the first half of the calendar year, overall industry exports of broiler meat were up 1% in volume compared to the same period last year.

Quoted bulk leg quarter prices averaged $0.398 per pound during our third quarter versus $0.34 per pound during last year’s third quarter. The current quote for Urner Barry frozen bulk leg quarters is $0.40 per pound. Prices for jumbo wings were higher during our third quarter. Jumbo wings averaged $1.77 per pound and that’s up 37.6% from the average of $1.29 during last year’s third quarter. Urner Barry quote is currently $1.76 per pound.

Boneless breast prices were lower during our third quarter, decreasing by 3.2% compared to the third quarter a year ago. This year’s third quarter average Urner Barry price of $1.14 per pound compares to an average of $1.18 per pound during last year’s third fiscal quarter. Today, the Urner Barry quoted market for boneless breast is $1.01 per pound.

The overall result of these market price changes was an increase of $0.06 per pound in our average sales price per pound of poultry products sold compared to last year’s third quarter.

In addition to our overall average sales price for poultry products being higher during the third quarter compared to last year, our feed costs were slightly lower. Our average feed cost per pound processed during the third quarter was $0.255 per pound, down from $0.266 per pound during last year’s third quarter.

We sold 1.15 billion pounds of poultry during our third fiscal quarter, a 3.3% increase from the 1.12 billion pounds sold during last year’s third quarter. We processed 1.19 billion pounds of dressed poultry during the quarter, that’s up 3.9% from the 1.15 billion pounds we processed during last year’s third quarter, but fewer pounds than we estimated. We ran fewer heads than we estimated at all of our plants around Memorial Day of July 4 holidays because orders were lighter than expected.

For the first 9 months of the year, we sold 3.27 billion pounds of poultry products compared to 3.3 billion for the same period last year and processed 3.33 billion pounds this fiscal year compared to 3.34 billion last year. We expect pounds processed during our fourth fiscal quarter to be approximately 1.24 billion pounds, up compared to the same quarter last year by 6.9%. We now expect to process 4.57 billion pounds this year, an increase of approximately 1.5% compared to the 4.5 billion pounds processed during fiscal 2018. We sold 35.6 million pounds of prepared chicken products during the quarter, up from 31.3 million pounds last year. Our average sales price at that facility decreased 3.5%.

At this point, I’ll turn the call over to Mike.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Thank you, Lampkin. Good morning again. Net sales for the quarter totaled $945.2 million and that’s up 10.9% from the $852.4 million during the same quarter last year. The increase was a result of higher average sales prices and higher volumes described by Joe and Lamp.

Our cost of sales for the 3 months ended July 31, 2019, as compared to the same 3 months last year increased 5.4%, a result of the increase in pounds of poultry products sold and an increase in nonfeed-related cost of goods offset by the lower feed cost per pound processed.

Nonfeed-related cost of goods increased $0.034 per pound or 8.9% compared to last year’s third quarter. Feed cost in flocks processed decreased $0.011 per pound compared to last year. The increase in nonfeed-related COGS was due primarily to a $0.01 per pound increase in labor cost, a $0.005 per pound increase in freight as a result of an accounting change and $0.005 per pound increase in fixed cost. Inefficiencies at Tyler cost us $0.0145 per pound processed.

As Joe mentioned, we have priced all of our grain needs for the balance of the year, and we estimate our feed cost per pound processed will be approximately $0.259 per pound during Q4, that’s up 43 points from Q3 feed cost.

SG&A expenses for the third quarter of fiscal 2019 were $52.2 million compared to $55.8 million for the same quarter last year. Year-to-date SG&A expenses include $2.7 million accrued for the ESOP contribution compared to $2.4 million accrued through the first 9 months last year. We expect to accrue approximately $900,000 for the ESOP during our fourth quarter, and all of the ESOP is booked as SG&A expense.

Year-to-date, start-up expenses at Tyler were higher by $3 million compared to last year, legal fees were higher by $4.8 million and administrative salaries were higher by $2.4 million.

Trainee costs on the other hand were lower by $1.7 million and advertising costs were lower by $15.3 million. The company’s effective tax rate during the quarter was 20.7%, but that reflects a $2.3 million discrete income tax benefit related to certain state income tax credits. For the balance of the year, exclusive of any discrete items, we expect a 24.2% rate.

We spent $210.9 million on CapEx through the third quarter, which includes $62.7 million in Tyler and $9.4 million related to a progress payment that we made on a new company aircraft. We now estimate our capital expenditures for the full fiscal year will be approximately $288.4 million, which includes $65 million in Tyler, $9.4 million on that progress payment for the aircraft, $70.5 million for large-scale equipment upgrades and corresponding building improvements at various processing plants and $143.5 million for maintenance and other onetime - smaller onetime projects.

Our depreciation and amortization was $97.8 million year-to-date, and we expect $135 million for the year. We also declared $21.3 million in dividends through the first 3 quarters of the year.

As of today, approximately $21.6 million in letters of credit are outstanding under our $1 billion committed revolver, and we had $55 million in loans outstanding under the revolver.

Our shareholders’ equity at July 31 was $1.5 billion, our net debt-to-cap was negative and our total debt-to-cap was 2%.

Before opening up the call for questions, I’d like to remind everyone that the company will host an investor conference in New Orleans at The Ritz-Carlton on Friday morning, October 18, 2019. We’ll host dinner at Acme Oyster House the night before Thursday, October 17, and the conference will start at 8:00 sharp Friday morning. We’ll end by noon on Friday. We hope many of you will join us in New Orleans, and I encourage you to go ahead and register and make your hotel reservations. The deadline for making hotel reservations is September 10. And you’ll find that information on our Investor Relations page of our website.

So, Diana, that concludes our remarks, and you can open up the call for questions.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

QUESTIONS  AND  ANSWERS

Operator

(Operator Instructions) And we will take our first question from Ben Bienvenu with Stephens, Inc.

Benjamin Shelton Bienvenu - Stephens Inc., Research Division - MD

I want to ask around your commentary on your production outlook for next year, which you said aligns with USDA’s outlook. Joe, if I recall, when we saw some bigger pullet placement gross numbers earlier in the year, you said you thought they were too high and they might be revised back lower and they in fact were – just curious to get your take on the July pullet placement number that we just saw. If you thought it might be revised lower and if your comments about next year supply growth kind of reflect that expectation?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I do expect the July to be revised lower. We have actually spoken with one of the primary breeders and they – when I saw these 3 months in a row at 8.7 million pullets, we questioned the ability, frankly, of the primary breeders to produce that many. And so some of our people called, and we believe that we were told that they reported 5 weeks of placements instead of 4. And so I do expect July to be reduced by a week and so that will go to back about 105% when it’s restated.

Benjamin Shelton Bienvenu - Stephens Inc., Research Division - MD

Very helpful. And then I want to ask around the demand outlook for breast meat, in particular. You said that demand has been a little bit softer. We’ve talked in the past about some of the factors that play for weaker breast meat demand. So I’m curious to what extent do you think we’ll see any improvement in demand? Could talk about what Labor Day looks like from a future standpoint and your outlook into the fall?

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

Well, this is Lampkin. We don’t typically think of post-Labor Day is our peak demand season. Our peak demand season is the summer. We have features for Labor Day at retail grocery stores, but their every feature is full of other proteins. It’s not – they’re not featured in chicken and nothing else they’re featured in beef, pork and chicken and some of our customers do not have chicken in the feature, most of them do, but there are couple that don’t, but we’re competing against a lot of other protein.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It’s not – we’re running all but one plant right now Saturday before Labor Day, and we’re not running in Labor Day. It is not unlike – in the script, we said we did not have a lot of demand around Memorial Day and July 4. We had birds to process that we did not have the demand. This is – we do need to run Saturday to fill orders for Labor Day, but it’s only at grocery stores, not for food stores. We’re running – already we are running Saturday at our big bird plant to cover down Monday.

Operator

And our next question will come from Benjamin Theurer with Barclays.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

I wanted to elaborate a little bit on the grain cost volatility and obviously now you’ve mentioned that the prices have come down significantly back to the levels beforehand, but you haven’t priced much into 2020. What’s your expectation behind on pricing? Why do you think corn is going to turn out into fiscal 2020 for you? And what do you think could the whole trade dispute with China have an impact when it comes to planting and the ultimate outcome for soy, which obviously used to be very important link in terms of shipments to China, but has come down significantly, so also the price is down. Just a little more color on your feed cost outlook, that would be great.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. There are a lot of variables left. The deal with China would change our outlook with one, I don’t know how much China is going to need with African swine fever. I don’t know how many – with a good portion of their hog herd gone, they will not need as much. Now I don’t know they’ll need some, but they won’t need as much soy. And with ethanol use down, there won’t be as much corn being ground in the U.S. So yes, you have those 2 factors. You also with this late crop, you have to be aware of an early frost and so that’s a factor as well. And so with all those caveats, right now our contacts are telling us and I would not have – the reason we price through October is probably that thought we were going to have a bad crop. And frankly, we priced a little early on our corn. The board has come down significantly from when we priced our corn. We’re pretty much close on our soy, but I was thinking with this very late plant and probable yield drag, corn was going to - the board was going to run away from us, but it has not. They have had excellent weather since the crop was planted. And everybody is telling me that the yields are going to be decent, not 178, the 165 push. And the crop is getting better every week and with maybe an exception in Ohio, Indiana and maybe Missouri, but Missouri got a little bit better, Illinois got a lot better last week. So right now we’re looking - what we’re looking at is corn and soy meal being – right now, I could price it at same price at 2019. And I don’t think that’s going to change unless there is a China deal or an early frost. The basis for corn, we – frankly, we bought soy basis through March and we got it at basically the same price we bought in 2019. And I could go book my soy right now and have the same price ahead in 2019, but we think it might get a little bit cheaper. Soy crop got better last week. And right now, the caveat is substantial. And so I don’t see any reason to be booking soy right now. The 2 things are early frost or the China deal might change the outlook on them, but there is a lot of soy all over the world, all over the globe. So I don’t – we don’t see any need to be hasty about that, and there is a lot of corn. And so we feel comfortable. I think when this harvest begins on this corn, there is 2 billion bushels that has to come to market from last year and we think maybe the basis will start moving back favorably toward us when that occurs. So I don’t think grain prices are going to be the issue. I think abundant protein is more of a challenge than grain prices are.

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Okay. That brings me actually to my follow-up question. So abundant protein, which you just said during the quarter still a lot of factor because of competition from competing protein coming, I guess, mainly pork, but also beef to a certain degree. With your expectation now of growth into next year on chicken just 1.1%, what are you seeing on the competing proteins? And what are your expectations there on the supply outlook and, I mean, obviously many moving pieces again with African swine fever and then trade disputes and so on. But considering just the 1% increase in chicken into next year versus where it was couple of months ago still expected to be more than double that for 2020, how do you feel about the competing protein environment into your fiscal 2020?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

A lot of that – we believe this African swine fever is going to affect that in 2020 more certainly than it has this year, although there is – China has banned pork from the United States right now even with the heavy tariffs, we think they will buy more of it if there is a trade deal. And – but even if there is not, the U.S. is going to backfill somewhere pork and poultry in – somewhere to fill this void in China – this protein void in China. Now I think it’ll be more dramatic if there is a trade deal and the U.S. ships protein to China, but timing of that and you know how it works exactly, the U.S. is going to benefit indirectly if because of African swine fever, it will be directly and more dramatic if there is a trade deal made. And I think it will work in 2020.

(technical difficulty)

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

Okay. Perfect. And net-net, do you think it’s going to be positive and also the fact that there is not that much more chicken coming into 2020? Should that will help a little bit on the price?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. You said 1%, it’s going to be more than 1% increase in production in 2020. I believe that’s a 0.7% improvement right now. There will be somewhere around 1.7% is what we think.

Operator

And our next question will come from Eric Larson with Buckingham Research Group.

Eric Jon Larson - The Buckingham Research Group Incorporated - Analyst

So obviously, we know the white breast pricing has been pretty weak, but now fairly consistently over the last 3, 4 weeks periodically, we’re seeing either – we’re seeing kind of the dark meat pricing go down as well. Is it – again, I think it’s – you probably already answered, it was competing meats, but what helps clear this out for us, Joe?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, nobody is losing any money right now that I know of. Everybody’s making money and until – a trade deal with China would help, somebody is losing some money would help, getting past the holidays will help like we did last year, just turning the cycle. We’re 5 years into the beef cycle and that’s normally a 10-year cycle. And we’re about 5 years into the pork cycle and that’s a shorter cycle normally. This has the bad year time. You never know what will make it turn, but nobody has lost any money yet to speak of. And it will turn naturally in some point.

Eric Jon Larson - The Buckingham Research Group Incorporated - Analyst

Yes. It definitely will. So I think probably one of the things that you thought maybe you’d get a little bit of benefit from the summer, which doesn’t seem to materialize. It’s been a lot cooler summer. So you’ve – are your weight is still running – are your weight is running higher too because you just didn’t get the heat that you normally do? Or am I mistaking on that?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No. The industry weights in over the last 3 months have actually increased. They decreased in January, February and March and they started increasing in about April. And for the last 3 months, they have increased. And we had heat here in August, but...

Lampkin Butts - Sanderson Farms, Inc. - President, COO & Director

We got heat in Texas right now.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. We have heat in Texas right now, but it’s not – we haven’t lost any weight in Mississippi or Georgia or Carolina like we normally do in the summer. It has not been as hot as we normally see.

Eric Jon Larson - The Buckingham Research Group Incorporated - Analyst

Yes. I definitely saw that and that probably has a little bit of a contributing factor to kind of some of the recent weakness I’m guessing.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Well, it is. Normally, we get a little bit bump in July because weights go down, and we didn’t get at all this summer. Weight did not go down. I had not seen the July USDA. Have we – is it up there?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. Well, they were flat. June and July were flat. Weights were unchanged, but they were up substantially from a year ago, up 10 points from a year ago and have reversed the trend that we saw in January and February.

Eric Jon Larson - The Buckingham Research Group Incorporated - Analyst

Okay, okay. Good. And then finally, Joe, I mean, one of the issues that you’ve highlighted that kind of – you’ve got your, I believe you said before, you have a 50-point check off heat that you need to check off, the checkmarks to start a new plant and one of the biggest constraints here again has been labor. I’m assuming you haven’t seen any relief on that side yet, that still continues to be an issue.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

That’s correct. There is a – if you look – there is no place right now where you could look and say there is ample labor and to locate and build a complex. We don’t know of any place where there is ample labor and the other thing you wouldn’t want to build a plant well there is tariffs on steel and aluminum and the economy is just hot there. Contractors are not readily available right now. There are too many things that are not favorable for construction or hiring or any of the things you look at we have on our checklist. It’s not a good time. We are looking and we kind of know where, but it’s not a good time to be thinking about building a complex right just at this minute.

Operator

Our next question will come from Heather Jones with Heather Jones Research.

Heather Lynn Jones - Heather Jones Research LLC - Founder

So going back to BSB, wondering if you could give me a sense of how much I’ll think production is up year-on-year because you have had a shift in production to a larger bird with some of the big bird plants that have come on ramping. So do you have an estimate of how much you think boneless, skinless production is up for this year?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

1.5% maybe.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Heather Lynn Jones - Heather Jones Research LLC - Founder

1.5%?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Let me see if we can get a chart here. Hang on just a second.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We can get that, Heather. I don’t have that with me.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Okay, okay, okay. I can follow-up on that.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

You don’t have – the only thing we have new is the one plant in North Carolina. That’s the only thing we have new, a big bird plant. Yes.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Yes, a big bird. Yes. Okay. I can follow-up on that. Then going back to the export question, so we have seen – start to see a softness in dark meat pricing. So wondering if you could flush out like what specific markets you’re seeing some sequential softening in? If you have any color on that?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Heather, Mexico has been good, continues to be good. Cuba is good. Iraq was closed for about 30 days, but they’re not a huge volume country, but they were closed for 30 days. We’re seeing a little more production. We’re seeing a little more leg quarter product out there. There are some plants that are struggling to debone dark meat. So they’re packing leg quarters and steaks. So we’re seeing a little more competing leg quarters out there.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We began with the rage in Mississippi, ice rage and then it spread into Alabama and Georgia. People not coming to work because they were fearing ice rage. And so there is less deboning of dark meat and more production of leg quarters and that is why we think the export market softened a couple of months earlier than normal.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Okay, okay. And sticking with that like, Joe, you mentioned nobody is losing any money and all. I mean is it thing that’s going to cause the abundant or ample protein supply you mentioned to tighten up? Is it just when we start to see this increased demand whether backfilling or to direct to China? Is that when we will start to see this tighten up?

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

That’s what I think. I think there is plenty of – yes, that’s what I think. And I think it will start with pork. I mean if you go back and look and see what lean hogs were – on the futures were trading for in April, May, the August futures were at $100. And they are $65 – $60 and $61 to date. And they were $100 in April and May and that was all speculation on a China deal and African swine fever. That’s – and today, they have lost that much value. They have lost $30 – at least $30 and more than that $35 and that’s what they can move – unless they can move and then the volume leaves and goes to China. China has banned. I saw it the other day, China has banned U.S. import right now and paying a huge tariff only. If they didn’t have that tariff, they would buy a lot more.

Heather Lynn Jones - Heather Jones Research LLC - Founder

Okay, okay. Then on the retail side, you mentioned that you all are competing with other proteins. I mean how much is your sense that is ample protein availability? And do you think there is any – is ASF playing a role on that in the sense of retailers wanting to feature pork because of concerns that they may not be able to feature it next year? I mean is that playing a role at all in retailer decisions in your view?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I have not heard that. I don’t.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We have one customer did say that. That was off-the-cuff, but they’re looking at the same thing other people are saying we’re going to have this deficit next year and – but they are like us. They don’t know.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And they also – I mean beef price has gone up dramatically in the last 2, 3 weeks.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s right, that’s right.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We’ll make it a little bit more plus…

Operator

And our next question will come from Michael Piken with Cleveland Research.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

I wanted to dig a little bit deeper into the iterates that took place. I’m just trying to understand a little bit in terms of what the industry might be doing in terms of maybe moving toward automation, other things that could be done with line feeds, any updates there just in terms of how you guys can work in a tight labor situation still potentially grow your volumes?

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We’ve been – the $70 million that Mike mentioned during his presentation about some of our capital expenditures, all of that was automation that – all of our big bird deboning plants and couple of our tray pack plants, we all made it to front end of – I can’t remember. All of our big bird deboning plants are now running in…

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

In one tray pack.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

In one tray pack plant and then we put in dark meat deboning at 5 of our 7 big bird deboning plants. And we’ve done that this year, and we will complete this in…

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

February.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

In February. We have 2 big bird plants to go and 3 tray pack plants to go. And we’ll complete all of our plants with all automation that we know of, but we didn’t have anything to do with ice rage. It was just labor-saving devices and converting our – increasing our capacity for dark meat deboning to increase margins.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Great. Can you quantify roughly how much that might save you by the time you put in all those automation? How much we might say on a per pound basis with regards to savings you’re looking at?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

What was it?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

It was different at every plant.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes. Some of the – somehow we had to add building too. And when you add building, it…

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

So it’s a longer payback. Once the newer plants that have running forward, it was less than a year payback.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Yes.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Where is it?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I don’t want to give away all my secrets. But it was a good payback, increase our margins and then we also raised our wages in June, $15 an hour for employees than last year.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

90 days.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

I mean 90 days. So we got a lot of models up in there.

Michael Leith Piken - Cleveland Research Company - Equity Analyst

Okay. That’s helpful. And then shifting gears, so you don’t have to give away too many trade secrets, but just curious on the boneless, skinless thigh meats than almost trading at a premium to boneless, skinless breast. I mean do you think that there’s been a major shift in terms of the taste preferences among the U.S. public toward dark meat and away from boneless, skinless breast meat? And if so, like how do you think the genetics may play out next year? Are we going to continue to breed for more of breast meat yields? Or how do you see that evolving over the next few years?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We have not set down what’s primary breeder and told them to breed bigger thighs or bigger legs.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

They won’t be having to do that next year.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

No, that’s a long selection process, but right now they’re trying to select to get rid of woody breast and that’s a 5-year deal they told us to get rid of woody breast. And…

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

They have been selecting for bigger breast meat for so long, I mean…

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

But it wouldn’t. We will have a conversation with our primary breeder this fall and our processing people. What they could do is select for better legs to go along with this heavier breast and that kind of a bigger leg, that might be better.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

It won’t be good.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

But, Michael, we do see – I don’t know about a drastic shift in demand, but we do see, I mean, there is boneless thigh meat. Boneless dark meat is very popular.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

We do. And when we get finished with our all our deal, how many pounds of boneless breast meat are we producing?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

16 million.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

And then how many – then we’re going to be doing about 5 million pounds of boneless dark meat. So you’re still doing a lot more boneless breast than you’re doing boneless dark meat. And, well, the demand has absolutely increased for the boneless dark meat. There is still – the demand for boneless white meat is still triple of what it is for the dark meat.

Operator

Our next question will come from Adam Samuelson with Goldman Sachs.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

So I was hoping to talk a little bit more on the export side and really just trying to evaluate – you talked about some of the weakening and – or softening of late and that being partly a function of less deboning and more leg quarters just on the market. More broadly though with African swine fever and a lot more global protein starting to get redirected towards China, are you finding new markets, new customers and even new forms of poultry outside of leg quarters that you’re going to increase for offshore demands?

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

We have shipped some – when we’re doing this dark meat deboning, we’re producing more drumsticks and some of those are going export. And they’re going to different location and we have traditionally shipped leg quarters to – into the Caribbean or Cuba?

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Cuba.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

And we’re actually shipping some boneless dark meat export a little bit. What’s the – Oh, I know, I got it. I got it, I got it. Rather not divulge where that’s going. But yes, there are few new markets we never have shipped before that I think other people may have shipped to, but we never had that is for boneless dark meat and for drumsticks that popped up when we started deboning. And actually there was – we had an inquiry back in the spring when (inaudible) we had China deal that they wanted whole legs, they did not want leg quarters and we think they were going to take them over there and debone sales. And they have a coming hedge history of bringing lean hog carcasses into China and breaking them down in China rather than bringing cut parts. And so we were pretty sure they were going to debone those whole legs in China. So that would have been something different.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

Okay. That’s helpful color. And then kind of shifting gears on the nonfeed production costs. I mean you had some of it more temporary with some of the fixed costs under absorption on Tyler versus some of the other inflation and accounting changes that you guys have. Maybe this is for Mike, as we’re thinking about next year at a high level, I mean, how much of the nonfeed cost inflation per pound is a bit more transitory versus kind of just stay in the base?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. Well, $1.40 is obviously $1. A $0.047 of it is Tyler. And when Tyler will be running full by next spring and you’re going to get that back, the 50 points – or excuse me, the $0.05 on tray that’s baked in freight would have been flat – absolutely flat. So all of that is because of the accounting change and that’s there in the nonfeed-related costs, but that’s just moving money around.

Adam L. Samuelson - Goldman Sachs Group Inc., Research Division - Equity Analyst

And then your training cost is going to continue to go down.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

SG&A. Yes. The $0.01 a pound for labor is – that’s permanent. That’s the $15 an hour. We think we’ll be able to offset that with efficiency and yields. We know we’ve offset some of that already, and we’re confident as we were when we put that in place that, that is – that we’ll get that back, but all of Tyler you get back.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Your legal fees are going to stop at some point. They’re going to decline – it probably won’t be in 2020 and lately in 2021, but you’re peeking out this year, next year on your legal fees – we think. And what was the other?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Yes. In SG&A, you had ESOP, the legal fees, the labor coming down.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Advertisings.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Not advertising. It was 3 things. It was going to slow…

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Plant startup.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

Plant startup, legal fees and one more…

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Administrative salaries. And training.

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

And training. Yes, those 3 things are going to go away.

Operator

Our next question will come from Ken Zaslow with BMO Capital Markets.

Benjamin M. Theurer - Barclays Bank PLC, Research Division - Head of the Mexico Equity Research & Director

This is Ben Theurer stepping in for Ken today. Yes, so I know you’ve discussed a lot regarding 2020. Just wondering if you could frame 2020 in terms of past cycles?

D. Michael Cockrell - Sanderson Farms, Inc. - CFO, Treasurer & Director

That’s hard, Ben. If you think about so many moving parts, Joe said in his prepared remarks, we’re looking at a cost environment that’s very similar to 2019. And so how 2020 looks versus – it’s going to depend on your outlook for chicken prices and protein deficits in the world and so many moving parts there. Joe always said, he said at the beginning of this year, he turned out to be exactly right. Every year is different, every cycle is different. We made the highest margins we’ve made at our tray pack plants over the last 6 years at a time when grain cost was the highest in that period of time. So the fact that we kind of know looking today or can guess what grain’s going to be didn’t help inform completely where you think that cycle is going to be. There is a long way of saying, we don’t know, I don’t know.

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AUGUST 29, 2019 / 3:00PM, SAFM - Q3 2019 Sanderson Farms Inc Earnings Call

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

It depends on what you - how you think China is going to rise and how fast that’s going to hit and how it’s going to hit. It’s going to be direct or indirect and how that’s going to work out. And that - to me, that’s going to be the market factor for 2020 and that’s going to be the deal on what we said on chicken forward.

Operator

And with no further questions, I’d like to turn the call back to Mr. Joe Sanderson for any additional or closing remarks.

Joe F. Sanderson - Sanderson Farms, Inc. - Chairman & CEO

Good. Thank you all for joining us today, and we look forward to reporting our year end results for you in December.

Operator

And this concludes today’s conference. Thank you for your participation, and you may now disconnect.

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